Exhibit 99.2

TTEC Announces Record Fourth Quarter and

Full Year 2020 Financial Results

Full Year 2020

Revenue was $1.949 Billion

Operating Income was $204.7 Million or 10.5 Percent of Revenue

(Non-GAAP $242.4 Million or 12.4 Percent of Revenue)

Net Income was $118.6 Million ($179.7 Million Non-GAAP)

Adjusted EBITDA was $304.0 Million or 15.6 Percent of Revenue

Fully Diluted EPS was $2.52 ($3.82 Non-GAAP)

Fourth Quarter 2020

Revenue was $571.0 Million

Operating Income was $61.6 Million or 10.8 Percent of Revenue

(Non-GAAP $73.9 Million or 12.9 Percent of Revenue)

Net Income was $44.4 Million ($57.6 Million Non-GAAP)

Adjusted EBITDA was $92.3 Million or 16.2 Percent of Revenue

Fully Diluted EPS was $0.94 ($1.22 Non-GAAP)

Signs Bookings of $188 Million in the Fourth Quarter and $659 Million in 2020

Provides Outlook for Full Year 2021

DENVER, March 1, 2021 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the fourth quarter and full year ended December 31, 2020.

“TTEC achieved record performance across our 2020 booking, revenue, and profitability metrics. The full year 19 percent revenue growth, including the fourth quarter’s 24 percent revenue growth and our full year 58 percent Non-GAAP operating income growth are the result of a growing market demand for partners who can with quality and reliability deliver virtual, digital and outcome-based customer experience solutions,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “Our ability to swiftly and safely bring the technology and human talent to unprecedented levels of customer and citizen interaction has resulted in a significant increase in our overall client momentum. This increased market share, our strong revenue backlog, and growing sales pipeline, alongside our continued execution of strategic and accretive acquisitions, including Avtex, confidently sets us up to continue to deliver industry leading solutions and financial results into 2021 and beyond.”

FULL YEAR 2020 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2020 GAAP revenue increased 18.6 percent to $1.949 billion compared to $1.644 billion in the prior year.

•	Foreign exchange had a $0.3 million positive impact on revenue for the full year 2020.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Income from Operations

•	Full year 2020 GAAP income from operations was $204.7 million, or 10.5 percent of revenue, compared to $123.7 million, or 7.5 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, and amortization of purchased intangibles, was $242.4 million or 12.4 percent of revenue versus 9.3 percent for the prior year.

•	Foreign exchange had a $1.2 million positive impact on income from operations for the full year 2020.

Adjusted EBITDA

•	Full year 2020 Non-GAAP Adjusted EBITDA was $304.0 million, or 15.6 percent of revenue, compared to $209.1 million, or 12.7 percent of revenue in the prior year.

Earnings Per Share

•	Full year 2020 GAAP fully diluted earnings per share was $2.52 compared to $1.65 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $3.82 compared to $2.25 in the prior year.

Bookings

•	During full year 2020, TTEC signed an estimated $659 million in annualized contract value compared to $487 million in the prior year. Full year bookings mix was diversified across segments, verticals, and geographies.

FOURTH QUARTER 2020 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2020 GAAP revenue increased 23.8 percent to $571.0 million compared to $461.3 million in the prior year period.

•	Foreign exchange had a $3.1 million positive impact on revenue in the fourth quarter 2020.

Income from Operations

•	Fourth quarter 2020 GAAP income from operations was $61.6 million, or 10.8 percent of revenue, compared to $42.8 million, or 9.3 percent of revenue in the prior year period.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, and amortization of purchased intangibles, was $73.9 million or 12.9 percent of revenue versus 10.8 percent for the prior year period.

•	Foreign exchange had a negligible positive impact on income from operations in the fourth quarter 2020.

Adjusted EBITDA

•	Fourth quarter 2020 Non-GAAP Adjusted EBITDA was $92.3 million, or 16.2 percent of revenue, compared to $63.2 million, or 13.7 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Earnings Per Share

•	Fourth quarter 2020 GAAP fully diluted earnings per share was $0.94 compared to $0.60 for the same period last year.

•	Non-GAAP fully diluted earnings per share was $1.22 compared to $0.76 in the prior year period.

Bookings

•	During the fourth quarter 2020, TTEC signed an estimated $188 million in annualized contract value compared to $120 million in the prior year period. Fourth quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the fourth quarter 2020 was $85.1 million compared to $53.6 million for the fourth quarter 2019. For the full year 2020, cash flow from operations was $271.9 million compared to $238.0 million for the same period 2019.

•	Capital expenditures in the fourth quarter 2020 were $11.9 million compared to $16.3 million for the fourth quarter 2019. For the full year 2020, capital expenditures were $59.8 million compared to $60.8 million for the same period 2019.

•	As of December 31, 2020, TTEC had cash and cash equivalents of $132.9 million and debt of $396.3 million, resulting in a net debt position of $263.4 million. This compares to a net debt position of $225.1 million for the same period 2019.

•	As of December 31, 2020, TTEC had approximately $510 million of additional borrowing capacity available under its revolving credit facility compared to $530 million for the same period 2019.

•	In the fourth quarter 2020, TTEC paid a $0.40 per share, or $18.7 million, semi-annual dividend on October 29, 2020, and paid a $2.14 per share, or $100.0 million, one-time special dividend on December 30, 2020. On February 25, 2021, the Board declared the next semi-annual dividend of $0.43 per share, payable on April 21, 2021 to shareholders of record as of April 5, 2021. This dividend represents a 7.5 percent increase over the October 2020 dividend and 26.5 percent over the April 2020 dividend.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2020 GAAP revenue for TTEC Digital decreased 8.1 percent to $75.7 million from $82.4 million for the year ago period. Income from operations was $7.6 million or 10.1 percent of revenue compared to operating income of $11.8 million or 14.3 percent of revenue for the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

•	Non-GAAP income from operations was $9.9 million, or 13.1 percent of revenue compared to operating income of $13.3 million or 16.2 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud prevention services

•	Fourth quarter 2020 GAAP revenue for TTEC Engage increased 30.7 percent to $495.3 million from $379.0 million for the year ago period. Income from operations was $54.0 million or 10.9 percent of revenue compared to operating income of $31.0 million or 8.2 percent of revenue for the prior year period.

•	Non-GAAP income from operations was $64.0 million, or 12.9 percent of revenue compared to operating income of $36.6 million or 9.7 percent of revenue in the prior year period.

•	Foreign exchange had a $2.9 million positive impact on revenue and negligible impact on income from operations.

BUSINESS OUTLOOK

“Our performance over the past year demonstrates the resiliency of our global team, the strength of our client relationships, and the market relevancy of our Digital and Engage assets,” commented Regina Paolillo, chief financial and administrative officer. “From the very onset of the pandemic, we responded with agility and ingenuity. We protected the safety of our employees and clients and rapidly deployed our secure Humanify Cloud @home platform to enable over 100 thousand users to work virtually. By successfully responding to our client’s initial challenges including continuity, quality of service and surge volumes, we have been rewarded with more permanent volumes including virtualizing and digitizing their customer experience platforms with our OneTTEC technology-rich, suite of solutions.”

Paolillo continued, “Our demonstrated capabilities and deep domain expertise in delivering differentiated outcome-based CX solutions has propelled TTEC to a new level of performance with record fourth quarter and full year 2020 financial results. We are well positioned to deliver continued profitable revenue growth in 2021, substantiated by the size and diversity of our bookings, revenue backlog, sales pipeline and history of strategic and accretive acquisitions, including Avtex.”

Our full-year 2021 outlook, including Avtex, is as follows:

Revenue between $2.147 and $2.183 billion, an increase of 10.2 and 12.0 percent over the prior year.

Non-GAAP Operating Income margins between 11.9 and 12.2 percent.

•	Margins of approximately 13.8 percent for TTEC Digital and 11.7 percent for TTEC Engage

Non-GAAP Adjusted EBITDA margins between 14.8 and 15.2 percent.

•	Margins of approximately 17.4 percent for TTEC Digital and 14.5 percent for TTEC Engage

Non-GAAP Earnings Per Share between $4.06 and $4.25.

Capital expenditures are estimated to between 3.1 and 3.3 percent of revenue, of which approximately 60 percent is growth oriented.

Effective tax rate for the full year is estimated between 21 and 24 percent.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Diluted share count for the full year is estimated between 47.2 and 47.6 million.

We estimate the first half - second half 2021 mix as follows:

•	Revenue: 49 percent first half, 51 percent second half

•	Non-GAAP Operating Income: 51 percent first half, 49 percent second half

•	Non-GAAP Adjusted EBITDA: 51 percent first half, 49 percent second half

•	Non-GAAP Earnings Per Share: 52 percent first half, 48 percent second half

We estimate the Digital - Engage 2021 mix as follows:

•	Revenue: 17.5 percent Digital, 82.5 percent Engage, of which 39 percent of Digital and 51 percent of Engage in the first half, respectively.

•	Non-GAAP Operating Income: 20 percent Digital, 80 percent Engage, of which 30 percent of Digital and 57 percent of Engage in the first half, respectively.

•	Adjusted EBITDA: 20 percent Digital 80 percent Engage, of which 33 percent of Digital and 55 percent of Engage in the first half, respectively.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The company's nearly 61,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to COVID-19 global pandemic and the various government mandates designed to contain the pandemic, and how these risks may impact our business in the short and longer term; the risks related to our strategy execution; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; cybersecurity; consolidation activities undertaken by our clients; changes in laws that impact our business and our ability to comply with those and other laws governing our operations; the reliability of our information technology infrastructure and our ability to consistently deliver uninterrupted service to our clients; the need to forecast demand for services accurately and the impact of such forecasts on our capacity utilization; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; and our equity structure including our controlling shareholder risk, and the potential volatility of our stock price resulting therefrom. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$570,974	$461,326	$1,949,248	$1,643,704

Operating Expenses:
Cost of services	425,451	345,694	1,452,719	1,242,887
Selling, general and administrative	57,235	53,894	203,902	202,540
Depreciation and amortization	21,808	18,634	78,862	69,086
Restructuring and integration charges, net	700	175	3,264	1,747
Impairment losses	4,165	166	5,809	3,735
Total operating expenses	509,359	418,563	1,744,556	1,519,995

Income From Operations	61,615	42,763	204,692	123,709

Other income (expense), net	(3,366)	(6,428)	(34,424)	(13,298)

Income Before Income Taxes	58,249	36,335	170,268	110,411

Provision for income taxes	(11,284)	(5,670)	(40,937)	(25,677)

Net Income	46,965	30,665	129,331	84,734

Net income attributable to noncontrolling interest	(2,542)	(2,402)	(10,683)	(7,570)

Net Income Attributable to TTEC Stockholders	$44,423	$28,263	$118,648	$77,164

Net Income Per Share

Basic	$1.00	$0.66	$2.77	$1.83

Diluted	$0.99	$0.65	$2.75	$1.81

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.95	$0.61	$2.54	$1.66

Diluted	$0.94	$0.60	$2.52	$1.65

Income From Operations Margin	10.8%	9.3%	10.5%	7.5%
Net Income Margin	8.2%	6.6%	6.6%	5.2%
Net Income Attributable to TTEC Stockholders Margin	7.8%	6.1%	6.1%	4.7%
Effective Tax Rate	19.4%	15.6%	24.0%	23.3%

Weighted Average Shares Outstanding
Basic	46,736	46,487	46,647	46,373
Diluted	47,232	46,830	46,993	46,758

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
TTEC Digital	$75,715	$82,354	$306,985	$305,346
TTEC Engage	495,259	378,972	1,642,263	1,338,358
Total	$570,974	$461,326	$1,949,248	$1,643,704

Income From Operations:
TTEC Digital	$7,639	$11,754	$45,315	$38,927
TTEC Engage	53,976	31,009	159,377	84,782
Total	$61,615	$42,763	$204,692	$123,709

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$132,914	$82,407
Accounts receivable, net	378,397	331,096
Other current assets	145,491	136,322
Total current assets	656,802	549,825

Property and equipment, net	178,706	176,633
Other assets	680,900	650,330

Total assets	$1,516,408	$1,376,788

LIABILITIES AND EQUITY
Total current liabilities	$396,170	$363,289
Other long-term liabilities	609,500	532,846
Redeemable noncontrolling interest	52,976	48,923
Total equity	457,762	431,730

Total liabilities and equity	$1,516,408	$1,376,788

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$570,974	$461,326	$1,949,248	$1,643,704

Reconciliation of Adjusted EBITDA:

Net Income	$46,965	$30,665	$129,331	$84,734
Interest income	(235)	(622)	(1,656)	(1,913)
Interest expense	2,038	5,576	17,489	19,113
Provision for income taxes	11,284	5,670	40,937	25,677
Depreciation and amortization	21,808	18,634	78,862	69,086
Asset impairment, restructuring and integration charges	4,865	341	9,073	5,482
Gain on sale of business units	-	(225)	(596)	(1,366)
Gain on sale of trademarks	-	-	-	(700)
Gain on recovery of receivables held by division in winddown	-	-	-	(1,416)
Changes in acquisition contingent consideration	2,526	-	(1,823)	(2,424)
Loss on dissolution of subsidiary	-	-	19,905	-
Equity-based compensation expenses	3,036	3,151	12,507	12,814

Adjusted EBITDA	$92,287	$63,190	$304,029	$209,087

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$46,965	$30,665	$129,331	$84,734
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	21,808	18,634	78,862	69,086
Other	16,363	4,293	63,727	84,169
Net cash provided by operating activities	85,136	53,592	271,920	237,989

Less - Total Cash Capital Expenditures	11,945	16,338	59,772	60,776

Free Cash Flow	$73,191	$37,254	$212,148	$177,213

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$61,615	$42,763	$204,692	$123,709
Restructuring charges, net	700	175	3,264	1,747
Impairment losses	4,165	166	5,809	3,735
Equity-based compensation expenses	3,036	3,151	12,507	12,814
Amortization of purchased intangibles	4,387	3,679	16,175	11,585

Non-GAAP Income from Operations	$73,903	$49,934	$242,447	$153,590

Non-GAAP Income from Operations Margin	12.9%	10.8%	12.4%	9.3%

Reconciliation of Non-GAAP EPS:

Net Income	$46,965	$30,665	$129,331	$84,734
Add:Asset restructuring and impairment charges	4,865	341	9,073	5,482
Add:Equity-based compensation expenses	3,036	3,151	12,507	12,814
Add:Amortization of purchased intangibles	4,387	3,679	16,175	11,585
Add:Interest charge related to future purchase of remaining 30% for Motif acquisition	-	2,124	6,273	4,657
Less:Changes in acquisition contingent consideration	2,526	-	(1,823)	(2,424)
Less:Gain on sale of business units	-	(225)	(596)	(1,366)
Less:Gain on sale of trademarks	-	-	-	(700)
Less:Gain on recovery of receivable held by division in winddown	-	-	-	(1,416)
Add:Loss on dissolution of subsidiary	-	-	19,905	-
Add:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(4,205)	(4,154)	(11,130)	(8,171)

Non-GAAP Net Income	$57,574	$35,581	$179,715	$105,195

Diluted shares outstanding	47,232	46,830	46,993	46,758

Non-GAAP EPS	$1.22	$0.76	$3.82	$2.25

Reconciliation of Adjusted EBITDA by Segment :	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q4 20	Q4 19	Q4 20	Q4 19	YTD 20	YTD 19	YTD 20	YTD 19
Earnings before Income Taxes	$50,580	$24,408	$7,669	$11,928	$124,822	$71,176	$45,446	$39,238
Interest income / expense, net	1,835	4,990	(32)	(37)	15,966	17,237	(133)	(39)
Depreciation and amortization	17,881	15,472	3,926	3,161	64,832	57,868	14,030	11,217
Asset impairment, restructuring and integration charges	4,865	242	-	99	7,620	2,936	1,453	2,546
Gain on sale of business units	-	(225)	-	-	(596)	(1,366)	-	-
Gain on sale of trademarks	-	-	-	-	-	(700)	-	-
Gain on recovery of receivables held by division in winddown	-	-	-	-	-	(1,416)	-	-
Changes in acquisition contingent consideration	2,526	-	-	-	(1,823)	(2,424)	-	-
Loss on dissolution of subsidiary	-	-	-	-	19,905	-	-	-
Equity-based compensation expenses	1,883	2,295	1,154	856	8,433	9,472	4,074	3,342

Adjusted EBITDA	$79,570	$47,182	$12,717	$16,007	$239,159	$152,783	$64,870	$56,304